UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  April 5, 2017

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Agreement.

On April 5, 2017, Winnebago Industries, Inc. (“Winnebago”) and Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Growth Equity Fund VIII-B, L.P., Summit Partners Entrepreneur Advisors Fund I, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P., SP GE VIII-B GD RV Holdings, L.P. (collectively the “Summit Selling Shareholders”) entered into an underwriting agreement with Morgan Stanley & Co. LLC (“Underwriter”) pursuant to which the Summit Selling Shareholders agreed to sell 2,293,277 shares of Winnebago common stock to the Underwriter (the “Offering”). The Underwriter purchased the shares of Common Stock from the Summit Selling Shareholders at $26.68 per share before expenses and underwriting discount. The Offering closed on April 11, 2017. Winnebago did not sell any shares in the Offering and did not receive any proceeds from the Offering.

The Offering was made pursuant to a prospectus supplement dated April 5, 2017 to the prospectus dated January 30, 2017, included in the registration statement on Form S-3 (File No. 333-215641), which was filed with the Securities and Exchange Commission on January 20, 2017.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the shares of common stock by the Summit Selling Shareholders to the Underwriter, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The above description is qualified in its entirety by reference to such Exhibit. A copy of the press release issued April 5, 2017 is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement dated as of April 5, 2017
99.1	Press Release Issued by Winnebago Industries, Inc. on April 5, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Date:	April 11, 2017	By:	/s/ Scott C. Folkers
		Name:	Scott C. Folkers
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement dated as of April 5, 2017
99.1	Press Release Issued by Winnebago Industries, Inc. on April 5, 2017

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